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                                                                      EXHIBIT 11
                      LAFARGE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF NET INCOME PER COMMON EQUITY SHARE
             (Unaudited and in thousands except per share amounts)

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                                                                                            Years Ended December 31
                                                                             -----------------------------------------------------
                                                                                 1996               1995                 1994
                                                                             -----------------------------------------------------
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Primary Calculation
   Net income applicable to common equity shareholders                        $140,866            $129,613             $80,636
                                                                             =====================================================

   Weighted average number of common equity shares outstanding                  69,783              68,666              67,736

   Net effect of dilutive stock options based on the treasury
     stock method using average market price                                       309                 318                 518
                                                                             -----------------------------------------------------

   Weighted average number of common equity shares and share
     equivalents outstanding                                                    70,092              68,984              68,254
                                                                             =====================================================

   Primary net income per common equity share                                 $   2.01            $   1.88             $  1.18
                                                                             =====================================================

Fully diluted calculation
   Net income                                                                 $140,866            $129,613             $80,636

   Add after tax interest expense applicable to 7%
     Convertible Debentures                                                      4,153               4,473               7,000

                                                                             -----------------------------------------------------
   Net income assuming full dilution                                          $145,019            $134,086             $87,636
                                                                             =====================================================

   Weighted average number of common equity shares outstanding                  69,783              68,666              67,736

   Net effect of dilutive stock options-based on the treasury stock method using the higher of average or
     year-end market price                                                         369                 318                 518

   Add additional shares assuming conversion of 7%
     Convertible Debentures                                                      4,285               4,520               4,520
                                                                             -----------------------------------------------------

   Weighted average number of common equity shares assuming
     full conversion of all potentially dilutive securities                     74,437              73,504              72,774
                                                                             =====================================================

     Fully diluted net income per common equity share                         $   1.95            $   1.82             $  1.20 (a)
                                                                             =====================================================
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(a) This calculation is submitted in accordance with regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.